                                                                     EXHIBIT 5.1





                                 August 1, 2000





Sheldahl, Inc.
1150 Sheldahl Road
Northfield, Minnesota 55057

             Re: Opinion of Counsel as to Legality of 98,410 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

             This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 98,410 shares of Common Stock, $0.25 par value, of Sheldahl, Inc. (the "Company") offered to officers, other key employees and non-employee directors pursuant to the Sheldahl, Inc. 1994 Stock Plan (the "Plan").

             We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 98,410 shares of Common Stock to be issued by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

             The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                                Very truly yours,

                                                LINDQUIST & VENNUM P.L.L.P.

                                                /s/ Lindquist & Vennum P.L.L.P.